Exhibit 5.1

August 17, 2026

Varsal Tech, Inc.

363 Ivyland Road

Warminster, PA 18974

Re: Registration Statement on Form S-1, File No. 333-296254

Ladies and Gentlemen:

We have acted as counsel to Varsal Tech, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s above-referenced registration statement (the “Registration Statement”), including the accompanying prospectus (the “Prospectus”) that forms a part of the Registration Statement under the Securities Act of 1933, as amended (the “1933 Act”), filed with the U.S. Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the proposed offer and sale by the Company of : (i) up to 3,450,000 shares of Class A common stock of the Company, par value $0.001 per share (the “Class A Common Stock”), including 450,000 additional shares of Class A Common Stock pursuant to an over-allotment option granted to the underwriters (collectively, the “IPO Shares”); (ii) warrants to purchase up to 5.0% of the total number of shares of Class A Common Stock sold in the offering to be issued to the R.F. Lafferty & Co., Inc., as representative of the underwriters pursuant to the Underwriting Agreement (as defined below), and (ii) the shares of Class A Common Stock issuable upon exercise of the Underwriter’s Warrants (the “Warrant Shares”, and, together with the IPO Shares, the “Shares”). The IPO Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and R.F. Lafferty & Co., Inc., as representative of the underwriters.

We have examined the Registration Statement and the Prospectus that forms a part thereof related to the offering of the Shares and Underwriter’s Warrants, the form of Underwriting Agreement, and the form of Underwriter’s Warrants. We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and bylaws, each as amended to date, and minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Shares and Underwriter’s Warrants, as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents as we have deemed necessary or appropriate, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied, without independent investigation, upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such examination, we have assumed: (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (c) the proper issuance and accuracy of certificates of public officials and representatives of the Company.

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that:

(1)	When sold in the manner contemplated by the Registration Statement, the IPO Shares will be validly issued, fully paid and non-assessable;

(2)	When the Underwriter’s Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor in the manner contemplated by the Registration Statement, the Underwriter’s Warrants will constitute valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(3)	The Warrant Shares when issued and delivered against payment therefor upon the exercise of the Underwriter’s Warrants in accordance with the terms therein, will be duly authorized, validly issued, fully paid and non-assessable.

In connection with the opinion expressed above, we have assumed that at or prior to the time of the issuance of the Shares and Underwriter’s Warrants (as applicable): (i) the Underwriting Agreement to be entered into in connection with the issuance of the Shares and the Underwriter’s Warrants has been duly authorized, executed and delivered by the Company, and is a valid, binding and enforceable agreement, and the conditions to consummating the transactions contemplated by the Underwriting Agreement will have been satisfied or duly waived and such transactions are consummated; (ii) there shall not have occurred any change in law affecting the validity or enforceability of the Shares or the Underwriter’s Warrants (as applicable); (iii) at the time of exercise of the Underwriter’s Warrants, a sufficient number of authorized but unissued shares of Class A Common Stock will be available for issuance upon such exercise; and (iv) the Registration Statement will have become effective under the 1933 Act.

This opinion is limited to the General Corporation Law of the State of Delaware (the “DGCL”) and applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions as of the date of this opinion that interpret the DGCL and such provisions of the Delaware Constitution and, in regards to the Warrants only, the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose except that purchasers of the Company’s Shares and Underwriter’s Warrants offered pursuant to the Registration Statement may rely on this opinion to the same extent as if it were addressed to them. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the 1933 Act.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to the name of our firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Womble Bond Dickinson (US) LLP
Womble Bond Dickinson (US) LLP